Exhibit 10.1

FIFTH AMENDMENT

TO THE

UNITED STATES CELLULAR CORPORATION

2005 LONG-TERM INCENTIVE PLAN

WHEREAS, United States Cellular Corporation, a Delaware corporation (the “Corporation”) has adopted and maintains the United States Cellular Corporation 2005 Long-Term Incentive Plan (the “Plan”) for the benefit of certain key executives and management personnel;

WHEREAS, pursuant to Section 9.2 of the Plan, the Board of Directors of the Corporation (the “Board”) may amend the Plan as it deems advisable, subject to any requirement of shareholder approval;

WHEREAS, the Board desires to amend the Plan (i) to comply with certain requirements of section 409A of the Internal Revenue Code of 1986, as amended, which governs the taxation of nonqualified deferred compensation arrangements; (ii) to clarify the definition of “Officer” set forth therein and (iii) to permit an agreement evidencing an award under the Plan to be in electronic form and to be accepted electronically by the recipient thereof; and

WHEREAS, such amendments to the Plan are not material and are not required to be submitted for approval by shareholders of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that effective as of January 1, 2009 or as of such other date set forth herein, the Plan hereby is amended as follows:

1.             Effective as of the date hereof, Section 2.2 hereby is amended in its entirety to read as follows:

2.2           “Agreement” shall mean a written or electronic agreement evidencing an award granted hereunder between the Company and the recipient of such award.

2.             Sections 2.15 hereby is amended to delete therefrom the parenthetical “(which may be Restricted Stock)”.

3.             Effective as of the date hereof, Section 2.20 hereby is amended in its entirety to read as follows:

2.20         “Officer” shall mean an individual who is designated as an officer of an Employer by the Board of Directors of the Employer or by the Bylaws of the Employer.

4.             The last sentence of Section 2.22 hereby is amended to read as follows:

Subject to (i) section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation and (ii) section 409A of the Code with respect to an award that is subject thereto, the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

5.             Section 2.28 hereby is amended in its entirety to read as follows:

2.28         “Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon termination of the Restriction Period, a share of Stock or cash equal to the Fair Market Value of a share of Stock on the date that the Restriction Period terminates.

6.             Article II hereby is amended to add thereto the following new Sections 2.32 and 2.33 and to renumber the existing Sections 2.32, 2.33 and 2.34 accordingly.

2.32         “Separation from Service” shall mean a termination of employment with the Employers and their affiliates within the meaning of Treasury Regulation §1.409A-1(h) (without regard to any permissible alternative definition thereunder).  “Affiliate” for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, but in each case substituting a 50% ownership level for the 80% ownership level specified therein.

2.33         “Specified Employee” shall have the meaning set forth in the “Section 409A Specified Employee Policy of Telephone and Data Systems, Inc. and its Affiliates,” which policy hereby is incorporated herein by reference.

7.             Section 2.34 (as renumbered pursuant to item 6 above) hereby is amended to replace the phrase “equity security” set forth therein with the phrase “capital stock of any class”.

8.             Section 2.35 (as renumbered pursuant to item 6 above) hereby is amended to delete therefrom the parenthetical “(including a Non-Qualified Stock Option granted prior to the date of grant of the SAR)” and the parenthetical “(which may be Restricted Stock)”.

9.             The first sentence of the second paragraph of Section 3.2 hereby is amended to add the phrase “and to the extent permitted under section 409A of the Code and regulations promulgated thereunder in the case of an award that is “deferred compensation” within the meaning thereof,” immediately after the phrase “subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation,”.

10.           The first sentence of Section 4.1 hereby is amended to read as follows:

The Committee may, in its discretion, grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted an option to purchase shares of  Stock only if the Stock qualifies, with respect to such employee, as “service recipient stock” within the meaning set forth in section 409A of the Code.

11.           The first sentence of Section 4.5 hereby is amended to read as follows:

The Committee may, in its discretion, grant SARs to such eligible employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted an SAR only if the underlying Stock qualifies, with respect to such employee, as “service recipient stock” within the meaning set forth in section 409A of the Code.

12.           The second sentence of Section 4.5(a) hereby is amended to read as follows:

Any Tandem SAR shall be granted on the same date that the related option is granted.

13.           The first sentence of Section 4.5(b) hereby is amended to delete therefrom the parenthetical “(including shares of Restricted Stock)”.

14.           Section 8.2 hereby is amended in its entirety to read as follows:

8.2           Terms of Annual Bonus Deferrals and Company Match Awards.  An annual bonus deferral, and any related Company Match award, shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a)           Annual Bonus Deferral.  There shall be deducted from each check in full or partial payment of an employee’s annual bonus for a Bonus Year, an amount equivalent to the percentage of the gross bonus payment that the employee has elected to defer, which amount will be credited to the employee’s Deferred Compensation Account as of the date on which the check is to be issued.  An employee’s election to defer an amount of his or her annual bonus shall be made not later than the last day of the calendar year immediately preceding the Bonus Year (or, in the case of a Newly Eligible Employee (as defined in Section 8.3), not later than the 30th day after the employee becomes eligible, provided that such deferral election shall apply solely to that portion of the annual bonus equal to the total annual bonus multiplied by the ratio of the number of days remaining in the Bonus Year after the date of the deferral election over the total number of days in the Bonus Year).  Annual bonus amounts credited to an employee’s Deferred Compensation Account pursuant to this paragraph (a) (as adjusted for deemed investment returns) shall be 100% vested at all times.

(b)           Company Match.  As of each date on which an amount is credited to an employee’s Deferred Compensation Account pursuant to paragraph (a), there also shall be credited to the Deferred Compensation Account a Company Match amount equal to the sum of (i) 25% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is not in excess of one-half of the employee’s total gross bonus for the Bonus Year and (ii) 33 1/3% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is in excess of one-half of the employee’s total gross bonus for the Bonus Year.  One-third of the Company Match amount so credited to the employee’s Deferred Compensation Account pursuant to this paragraph (b) (as adjusted for deemed investment returns) shall become vested on each of the first three annual anniversaries of the last day of the Bonus Year, provided that the employee remains continuously employed by the Company or an Affiliate until such date and the related annual bonus amount credited to the Deferred Compensation Account pursuant to paragraph (a) has not been withdrawn or distributed before such date.  Any Company Match amount that is not vested as of the date that the related annual bonus amount is withdrawn or distributed shall be forfeited as of the date of such withdrawal or distribution.  Notwithstanding the foregoing, the Company Match amount, to the extent not forfeited previously, shall become 100% vested upon (i) the employee’s Separation from Service by reason of the employee’s Retirement (as defined in Section 8.3) or death or (ii) the employee suffering a Permanent Disability (as defined in Section 8.3) prior to the employee’s Separation from Service.

(c)           Deemed Investment of Deferred Compensation Account.  Amounts credited to an employee’s Deferred Compensation Account pursuant to paragraphs (a) and (b) above shall be deemed to be invested in whole and fractional shares of Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account.

(d)           Payment of Deferred Compensation.  Except as otherwise set forth in the Agreement(s) relating to an employee’s Deferred Compensation Account, payment of an employee’s Distributable Balance (as defined in Section 8.3) will be in accordance with the employee’s distribution date election and, for Bonus Years commencing prior to January 1, 2009, payment method election; provided, however, that if the employee is a Specified Employee as of the date of his or her Separation from Service and is entitled to payment by reason of such Separation from Service, no payment (including on account of the employee’s Permanent Disability or Unforeseeable Emergency or in connection with a Change in Control) shall be made before the date which is six (6) months after the date of the employee’s Separation from Service (or, if earlier than the end of such six-month period, the date of the employee’s death).  All payments of deferred compensation hereunder will be made in whole shares of Stock and cash equal to the Fair Market Value of any fractional share.  If an employee dies before his or her entire Distributable Balance has been paid, the Company shall pay the remainder of the Distributable Balance to the employee’s beneficiary designated pursuant to Section 9.4.

(e)           Unforeseeable Emergency Withdrawals.  Upon written request by an employee whom the Committee determines has suffered an Unforeseeable Emergency, the Committee may direct payment to the employee of all or any portion of the employee’s Distributable Balance.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not exceed an amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes and penalties reasonably anticipated as a result of such payment after taking into account the extent to which such emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the employee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by cessation of deferrals under any Account Balance Plan (as defined in Section 8.3).  In the event that the Committee approves a withdrawal of all or a portion of an employee’s Distributable Balance due to an Unforeseeable Emergency, payment shall be made to the employee in a lump sum as soon as practicable following such approval, but in no event later than sixty (60) days after the occurrence of the Unforeseeable Emergency.  If an employee receives, either hereunder or from any other nonqualified deferred compensation arrangement maintained by an Employer or Affiliate, a withdrawal on account of the employee’s Unforeseeable Emergency, any deferral election by the employee in effect under this Article VIII shall be cancelled, effective as of the date of such withdrawal.

15.           Section 8.3 hereby is amended in its entirety to read as follows:

8.3           Special Definitions.  Solely for purposes of this Article VIII, the following capitalized terms shall have the following meanings:

(a)           “Account Balance Plan” shall mean an “account balance plan” within the meaning of Treasury Regulation §1.409A-1(c)(2)(i)(A) (whether elective or non-elective in nature) maintained by an Employer or any affiliate thereof.  “Affiliate” for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer.  An Account Balance Plan shall include, without limitation, (i) the deferral program set forth in this Article VIII, (ii) the Company’s Executive Deferred Compensation Interest Account Plan, (iii) the interest-bearing and phantom stock deferral arrangements maintained by TDS and TDS Telecommunications Corporation and (iv) the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan.

(b)           “Distributable Balance” shall mean the portion of an employee’s Deferred Compensation Account that is vested.

(c)           “Newly Eligible Employee” shall mean an employee who (i) newly is eligible to participate in the deferral program set forth in this Article VIII and (ii) was not, at any time during the 24-month period ending on the date on which he or she became eligible to participate in such deferral program, eligible to participate in an Account Balance Plan (irrespective of whether such employee in fact elected to participate in such plan).  For this purpose, an employee is not eligible to participate in an Account Balance Plan solely on account of the accrual of interest or earnings on amounts previously deferred thereunder.

(d)           “Permanent Disability” shall mean an employee’s (i) inability to engage in any substantial gainful activity or (ii) receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the employee’s employer, in each case as a result of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(e)           “Retirement” shall mean an employee’s Separation from Service on or after his or her Early or Normal Retirement Date (as defined in the Telephone and Data Systems, Inc. Pension Plan).

(f)            “Unforeseeable Emergency” shall mean a severe financial hardship to an employee resulting from (i) an illness or accident of the employee, the employee’s spouse, the employee’s designated beneficiary or the employee’s dependent (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)); (ii) the loss of the employee’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, irrespective of whether caused by a natural disaster) or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee.  Examples of what may be considered to be “Unforeseeable Emergencies” include (a) the imminent foreclosure of or eviction from an employee’s primary residence, (b) the need to pay for medical expenses, including non-refundable deductibles and the cost of prescription drug medication and (c) the need to pay for funeral expenses of the employee’s spouse, designated beneficiary or dependent.  With limited exception, an “Unforeseeable Emergency” does not include the need to send an employee’s child to college or the desire to purchase a home.

16.           Section 8.4 hereby is deleted in its entirety.

17.           The first sentence of Section 9.2 hereby is amended (i) to delete the phrase “(b) reduce the minimum purchase price in the case of an option” set forth therein and (ii) to reletter clause (c) set forth therein as clause (b).

18.           Effective as of the date hereof, the second sentence of Section 9.3 hereby is amended to read as follows:

No award shall be valid until an Agreement is executed by the Company and executed or accepted electronically by the recipient of the award and, upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

19.           The first two sentences of Section 9.5 hereby are amended in their entirety to read as follows:

No Incentive Stock Option, Restricted Stock Unit Award, Performance Award or Deferred Compensation Account shall be transferable other than pursuant to a beneficiary designation pursuant to Section 9.4 and effective on the recipient’s death.  No other award shall be transferable other than (a) pursuant to a beneficiary designation pursuant to Section 9.4 and effective on the recipient’s death or (b) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing such award, by gift to a Permitted Transferee.

20.           Section 9.8 hereby is amended (i) to delete from clause (b) of the last sentence thereof the phrase “vesting, exercise or” the first time that it appears therein, (ii) to replace the phrase “vesting, exercise or settlement date” set forth in clause (b) of the last sentence thereof with the phrase “vesting, exercise or other date that the award becomes payable” and (ii) to add the following new sentence at the end thereof:

Any adjustment pursuant to this Section 9.8 shall be made in compliance with the requirements of section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).

21.           Section 9.9(a) hereby is amended in its entirety to read as follows:

9.9 (a)(1)  Notwithstanding any provision in the Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, (i) causing all outstanding options and SARs to immediately become exercisable in full, (ii) causing the Restriction Period applicable to any outstanding Restricted Stock Award, and, to the extent permissible under section 409A of the Code,  any Restricted Stock Unit Award, to lapse, (iii) to the extent permissible under section 409A of the Code, causing the Performance Period applicable to any outstanding Performance Award to lapse, (iv) causing any Restricted Stock Unit Award or Performance Award to vest, (v) causing the Performance Measures applicable to any outstanding award (if any) to be deemed to be satisfied at the minimum, target or maximum level or (vi) causing the amount in a Deferred Compensation Account attributable to a Company Match to vest.  In addition, in the event of a Change in Control, the Board may, but shall not be required to, elect that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be canceled by the Company, and that the holder shall receive  a cash payment from the Company in an amount equal to the amount calculated in paragraph (A), (B), (C), (D) or (E) below, as applicable.  If the Board elects to cash out any award pursuant to the immediately preceding sentence, the cash payment shall be made within sixty (60) days following the occurrence of the Change in Control, except that a cash payment with respect to an award that is subject to section 409A of the Code instead shall be made at the time that the award would have been paid if a Change in Control had not occurred.

(A)                              In the case of an option, the cash payment shall equal the number of shares of Stock then subject to such option, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the purchase price per share of Stock subject to the option, and

(B)                                In the case of a Free-Standing SAR, the cash payment shall equal the number of shares of Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the base price of the SAR, and

(C)                                In the case of a Restricted Stock Award or Restricted Stock Unit Award, the cash payment shall equal the number of shares of Stock or the number of Restricted Stock Units, as the case may be, then subject to such award, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in

Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, and

(D)                               In the case of a Performance Award, the cash payment shall equal the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the maximum level, and

(E)                                 In the case of a Deferred Compensation Account, the cash payment shall equal the number of shares of Stock then deemed to be in the Account, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

(2)           In the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but shall not be required to, substitute for each share of Stock available under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control.  In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).

(3)           Notwithstanding the foregoing provisions of this Section 9.9 or any other provision in the Plan or in any Agreement, any adjustment or substitution with respect to an outstanding award hereunder upon a Change in Control shall be undertaken by the Board in compliance with the requirements of section 409A of the Code, to the extent applicable to such award.

22.           The following new Section 9.15 hereby is added to the Plan:

9.15         Compliance with Section 409A of the Code.  It is intended that the Plan comply with the provisions of section 409A of the Code, to the extent applicable thereto.  The Plan shall be administered and interpreted in a manner consistent with this intent.  Notwithstanding the foregoing, no particular tax result for an employee with respect to any income recognized by the employee in connection with the Plan is guaranteed under the Plan, and the employee solely shall be responsible for any taxes, interest, penalties or other amounts imposed on the employee in connection with the Plan.

* * * * * *

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amendment as of this                      day of December, 2008.

UNITED STATES CELLULAR CORPORATION

By:

Its:

SIGNATURE PAGE TO

FIFTH AMENDMENT TO

UNITED STATES CELLULAR CORPORATION

2005 LONG-TERM INCENTIVE PLAN